EXHIBIT 4(c)


                 INTERCAP GRAPHICS SYSTEMS, INC.

                     1989 STOCK OPTION PLAN



InterCAP Graphics Systems, Inc., a Delaware corporation (the "Company"), in order to retain and attract personnel for positions of responsibility with the Company and its subsidiaries and to provide an additional incentive to such personnel by offering them an opportunity to obtain a proprietary interest in the Company, hereby authorizes options to be granted to eligible employees (as hereinafter defined) of the Company and its subsidiaries to purchase shares of Common Stock of the Company ("shares") upon the terms and conditions described below in this InterCAP Graphics Systems, Inc., 1989 Stock Option Plan (the "Plan").

1. Administration of the Plan. The Plan shall be administered, and the options under the Plan shall be granted, by the Compensation Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company. The members of the Committee shall serve, without compensation, at the pleasure of the Board. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the options granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the options described in Section 4 hereof, and to make all other decisions necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

2. Number of Shares Subject to Option. The aggregate number of shares which may be issued under the Plan is 255,590 shares of Common Stock of the Company. Such shares may be either authorized but unissued or reacquired shares. If the Company effects one or more stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the number and kind of shares with respect to which options may be granted under the Plan, the number and kind of shares subject to each outstanding option and the option price per share under each such option shall be proportionately and appropriately adjusted by the Committee so that each optionee shall be entitled to receive such number of shares or other securities which the optionee would have been entitled to receive had the option been exercised prior to the occurrence of such event. If any option granted under the Plan, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the shares with respect to which it has not been exercised shall be available for further options under the Plan.

Under this Plan and under all stock option plans of the Company and its parent and subsidiary corporations, the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000.

3. Eligible Employees. Options may be granted only to officers, other employees, or consultants of the Company and of such other corporations as are subsidiary corporations of the Company at the time of grant who, in the judgment of the Committee, are in a position to contribute significantly to the Company's success ("eligible employees"). The Committee is hereby given the authority to select the particular eligible employees to whom options under the Plan are to be granted, to determine the number of shares to be optioned to each such employee and the exercise period of such options, and to grant one or more options under the Plan to any such employee from time to time. Nothing in the Plan or in any option granted under the Plan shall confer any rights on any officer or other employee to continue in the employ of the Company or any of its subsidiary corporations or shall interfere in any way with the right of the Company or any of its subsidiary corporations, as the case may be, to determine his employment at any time.

4. Terms of Options. Options granted under the Plan, irrespective of the date of grant thereof, may be "incentive stock options" meeting the requirements for such options prescribed by Section 422A of the Internal Revenue Code, as amended, or may be options not so qualifying as incentive stock options ("nonqualified options"). The determination as to whether or not an option granted under the Plan shall be an incentive stock option shall be made by the Committee.

Each option granted under the Plan shall comply with the following terms and conditions:

     (a) The option price shall not be less than the fair market value of the shares subject to the option at the time the option is granted, as determined in good faith by the Committee, or less than the par value of the shares. In the case of incentive stock options granted to an employee owning stock which represents more than 10% of the voting power of all classes of the Company's stock, the option price shall not be less than 110% of the fair market value of the shares subject to such option at the time the option is granted, as determined in good faith by the Committee.

     (b) The option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

     (c)  An option shall not be exercisable

          (i) after the expiration of ten years from the date it is granted, or in the case of incentive stock options granted to an employee owning stock which represents more than 10% of the voting power of all classes of the Company's stock, after the expiration of five years from the date it is granted;

          (ii) unless the shares subject to the option are registered under the Securities Act of 1933, as amended, and applicable state laws or the Company shall be satisfied that the issuance of shares upon exercise will be exempt from registration under said Act and applicable state laws;

          (iii) unless written notice of exercise, in form satisfactory to the Committee, is given to the Company;

          (iv) unless the person exercising the option has been, at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, an officer or employee of the Company or of one of its subsidiary corporations, or of a corporation or a parent or subsidiary or a corporation assuming the option in a transaction to which Section 425(a) of the Code applies, except

               (A) if such person shall cease to be such an officer or employee by reason of his disability or retirement under an approved retirement program of the Company or subsidiary thereof or by reason of his involuntary termination by the Company without cause while holding an option which has not expired and has not been fully exercised, such person, at any time within ninety (90) days of the date he ceased to be such an officer or employee (but in no event after the option has expired under the provisions of Paragraph 4(c)(i) hereof or, if earlier, under the provisions of the option) may exercise the option with respect to any shares as to which he could have exercised the option on the date he ceased to be such an officer or employee, or

               (B) if any person to whom an option has been granted shall die holding an option which has not been fully exercised, his estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of such person may, at any time within one year after the date of such death (but in no event after the option has expired under the provisions of Paragraph 4(c)(i) hereof or, if earlier, under the provisions of the option) exercise the option with respect to any shares as to which the decedent could have exercised the option at the time of his death; and

          (v) unless the person exercising the option makes payment to the Company in full in United States dollars by cash or check of such amount as is sufficient to satisfy to Company's obligation, if any, to withhold federal, state and local taxes by reason of such exercise or makes such other arrangement satisfactory to the Committee as will enable the Company to satisfy such obligation.

     (d) Each option granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and all applicable laws and regulations and shall be subject to such terms and conditions relating to the time at which the option may first be exercised and the number of shares with respect to which it may thereafter be exercised from time to time (for example, in cumulative annual or other periodic installments), and to such additional terms and conditions not inconsistent with the Plan or applicable laws and regulations, as the Committee may in its discretion determine. Each option granted under the Plan shall require that the person exercising the option shall, at the time notice of exercise is given pursuant to Section 4(c)(iii) hereof, make full payment in United States dollars by cash or certified bank cashier's check of the option exercise price of the shares being acquired.

     (e) The Committee is authorized in its discretion and with the consent of the optionee to make amendments, not in conflict with the Plan or any applicable law or regulation, in the terms of any option granted under the Plan.

5. Interpretation. The words "employee", "own", "outstanding", and "disposition", the term "subsidiary corporation" and any other words or terms used in the Plan or in the options granted under the Plan which are defined or used in Sections 422A or 425 of the Code shall, unless the context clearly requires otherwise, have the meanings assigned to them therein, irrespective of whether or not such options are incentive stock options.

6. Amendment. The Plan may be amended at any time and from time to time by the Board of Directors of the Company, but no amendment (i) altering the definition of eligible employees, (ii) increasing the aggregate number of shares which may be issued under options granted pursuant to the Plan affecting this sentence, (iii) reducing the minimum option price, or (iv) increasing the maximum term of options, or any other amendment requiring shareholder approval under the Delaware General Corporation Law or the Code, shall be effective unless the same be approved by the stockholders of the Company not later than the date 12 months after the Board adopts the amendment (or such earlier date as may be required by the Delaware General Corporation Law). No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any option theretofore granted under the Plan.

7. Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) Upon the adoption of a resolution of the Board of Directors of the Company terminating the Plan; or

     (b) On the day preceding the tenth anniversary of the date on which the Plan is adopted by the Board of Directors of the Company.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any option theretofore granted under the Plan.